EXHIBIT 99.1

Arbutus’ LNP Licensee Alnylam Announces Positive Phase 3 Results for LNP-Enabled Patisiran Program

Arbutus’ LNP Technology Further Validated with New Results

Arbutus to Receive Single Digit Royalties on Sales of Patisiran

VANCOUVER, British Columbia and WARMINSTER, Pa., Sept. 20, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading hepatitis B virus (HBV) therapeutic solutions company, announced today that the Company's lipid nanoparticle (LNP) licensee Alnylam Pharmaceuticals, Inc. (Nasdaq:ALNY), announced that the APOLLO Phase 3 study of patisiran, an investigational RNAi therapeutic being developed for patients with hereditary ATTR amyloidosis with polyneuropathy, met its primary efficacy endpoint and all secondary endpoints. Patisiran is enabled by Arbutus’ lipid nanoparticle (LNP) technology. The program represents the most clinically advanced application of Arbutus proprietary LNP delivery technology. Per the terms of the LNP license agreement for patisiran, Arbutus will be owed single digit royalties on sales of patisiran. Alnylam stated that it intends to file a New Drug Application (NDA) in late 2017 and a Marketing Authorisation Application (MAA) in early 2018.

Dr. Mark J. Murray, Arbutus’ President and CEO, said, "We are very pleased by the successful outcome of Alnylam’s APOLLO Phase 3 study of patisiran. This is an important achievement for patients and for the field of RNAi therapeutics. These data provide further validation of the utility of our leading LNP technology. Our LNP technology represents the most proven delivery technology for the systemic delivery of nucleic acid-based therapeutics."

About Arbutus’ Lipid Nanoparticle Delivery (LNP) Technology

Arbutus’ LNP technology represents the most clinically validated nucleic acid delivery technology. Arbutus’ LNP formulations are manufactured by a proprietary method, which is robust, scalable, and highly reproducible and LNP-based products have been reviewed by multiple FDA divisions for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application. Arbutus has built a strong intellectual property portfolio directed to various aspects of LNPs and LNP formulations, including 46 patents issued in the United States alone and patent applications throughout the United States and Europe. Arbutus continues to explore opportunities to generate value from its LNP platform technology, which is well suited to deliver therapies based on RNAi, mRNA, and gene editing constructs. The broad applicability of this platform to nucleic acid therapeutic development has established Arbutus as a leader in this new area of innovative medicine.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about receiving single digit royalties on sales of patisiran; Alnylam filing a New Drug Application (NDA) in late 2017 and a Marketing Authorisation Application (MAA) in early 2018; exploring opportunities to generate value from Arbutus’ LNP platform technology; and discovering, developing and commercializing a cure for chronic hepatitis B virus (HBV) infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the continued demand for Arbutus’ assets, including its LNP technology; continued positive preclinical and clinical efficacy data; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: patisiran may not generate significant royalties for Arbutus, or at all; Alnylam may not file the applications on a timely basis, or at all; demand for Arbutus’ assets may lower; Arbutus’ LNP technology may not continue to produce positive preclinical and clinical efficacy data; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com